Exhibit 99.1

Media Relations

News release

FOR IMMEDIATE RELEASE

Contact:

James Fetig

781-522-5111

Raytheon Announces Agreement to Settle WGI Investor Class Action

WALTHAM, Mass., (April 15, 2005) – Raytheon Company (NYSE: RTN) today announced that it has reached an agreement in principle to settle a class action securities lawsuit pending in the United States District Court for the District of Idaho. The suit, entitled “Muzinich & Co., Inc. et al v. Raytheon Company, et al,” relates to matters alleged to have occurred in connection with the July 2000 sale of the Company’s engineering and construction business to Washington Group International (WGI), and was brought on behalf of investors who purchased WGI stock or bonds during the period April 17, 2000 through March 2, 2001. The terms of the settlement, which are subject to approval by the court, include a cash payment of $39 million that the Company expects to make in the second quarter of 2005. Plaintiffs’ attorney’s fees are included within the settlement.

The Company expects to record a pre-tax charge of $39 million in the first quarter of 2005 to discontinued operations. This charge does not reflect any insurance proceeds that may be realized in the future. The Company expects the after tax impact of the charge to be $0.06 per diluted share.

Separately, the Company expects to meet or exceed first quarter EPS guidance for continuing operations and will report first quarter results on April 28, 2005.

The settlement will resolve all claims asserted against Raytheon and the individual defendants in the case. Although Raytheon continues to deny liability, the Company is pleased to put the uncertainty of the litigation behind it and believes that the decision to settle is in the best interest of its shareholders.

Raytheon Company (NYSE: RTN), with 2004 sales of $20.2 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs 80,000 people worldwide.

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Disclosure Regarding Forward-looking Statements

Certain statements included in this release, including any statements relating to the Company’s future plans, objectives, and projected future financial performance, contain or are based on, forward-looking statements within the meaning of the federal securities laws. Specifically, statements that are not historical facts, including statements accompanied by words such as “believe,” “expect,” “estimate,” “intend,” or “plan,” and variations of these words and similar expressions, are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. The Company expressly disclaims any current intention to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this release. Important factors that could cause actual results to differ include, but are not limited to: the District Court withholds approval of the terms of the Muzinich settlement; the ultimate resolution regarding insurance coverage for the Muzinich litigation; the ability to obtain or the timing of obtaining future government awards; the availability of government funding; changes in government or customer priorities due to program reviews or revisions to strategic objectives; difficulties in developing and producing operationally advanced technology systems; termination of government contracts; program performance, including resolution of claims; timing of contract payments; the performance of critical subcontractors; government import and export policies and other government regulations; the ultimate resolution of contingencies and legal matters, including government investigations; the effect of market conditions, particularly in relation to the general aviation, commuter, and fractional aircraft markets; cost growth risks inherent with large long-term fixed price contracts; conflicts with other investors in joint ventures and less than wholly-owned businesses; and risks associated with our former engineering and construction business related to outstanding letters of credit, surety bonds, guarantees and similar agreements and the resolution of claims and litigation. Further information regarding the factors that could cause actual results to differ materially from the projected results can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q, copies of which may be obtained at the Company’s website at www.raytheon.com.